Exhibit 99.1   NEWS RELEASE

As previously announced, U.S. Cellular will hold a teleconference May 1, 2020, at 9:00 a.m. CDT. Listen to the call live via the Events & Presentations page of investors.uscellular.com.

FOR IMMEDIATE RELEASE
U.S. Cellular reports first quarter 2020 results
Caring for its customers and its associates

CHICAGO (April 30, 2020) — United States Cellular Corporation (NYSE:USM) reported total operating revenues of $963 million for the first quarter of 2020, versus $966 million for the same period one year ago. Service revenues totaled $762 million up 3% over the same period a year ago. Net income attributable to U.S. Cellular shareholders and related diluted earnings per share were $71 million and $0.81, respectively, for the first quarter of 2020 compared to $54 million and $0.62, respectively, in the same period one year ago.
“Now, more than ever, wireless connectivity is an essential service, and U.S. Cellular is managing through these unprecedented times by focusing on our customers and our associates, while keeping our network strong,” said Kenneth R. Meyers, U.S. Cellular President and CEO. “Our entire organization has risen to meet this crisis and the massively-changed business environment that has come with it. I thank all our associates, especially those serving our customers on the frontline, for their unwavering commitment to keeping our customers connected. At this time, the majority of our stores are open, with modified store hours, and we have implemented measures to increase social distancing by encouraging the use of our appointment scheduling tool and curbside service for bill payments and other transactions. Most of our customer care center employees have migrated to working remotely while maintaining the exceptional customer service U.S. Cellular is known for.
“We are focused on maintaining the performance of our network, with our engineers working to meet increased demand. We have seen both data consumption and voice traffic increase along the same lines as the rest of the wireless industry. At the same time, customers are consuming more wireless services at home during the day rather than during historical peak usage hours, which has helped balance use of the total network. We continue our network modernization program, adding capacity and speed, and continue to launch 5G services commercially, and VoLTE in remaining markets.
"Our financial results this quarter were solid, including a tax benefit resulting from the CARES Act, partially offset by an incremental allowance recorded to cover anticipated higher levels of bad debts. We expect there might be more near-term impacts from the pandemic, including Iower store traffic and new customer growth. Today's number one priority is to continue to adapt to meet the wireless needs of communities and customers we serve. At the same time, we are planning for the return to a more stable future environment and continuing to execute on our strategic priorities."

2020 Estimated Results
U.S. Cellular’s current estimates of full-year 2020 results are shown below. Such estimates represent management’s view as of April 30, 2020 and should not be assumed to be current as of any future date. U.S. Cellular undertakes no duty to update such estimates, whether as a result of new information, future events or otherwise. There can be no assurance that final results will not differ materially from estimated results, especially in light of the uncertainty created by the COVID-19 pandemic.

2020 Estimated Results
	Previous	Current
(Dollars in millions)
Service revenues	$3,000-$3,100	Unchanged
Adjusted OIBDA[1]	$775-$900	$725-$850
Adjusted EBITDA[1]	$950-$1,075	$900-$1,025
Capital expenditures	$850-$950	Unchanged

The following table provides a reconciliation of Net income to Adjusted OIBDA and Adjusted EBITDA for 2020 estimated results, actual results for the three months ended March 31, 2020, and actual results for the year ended December 31, 2019. In providing 2020 estimated results, U.S. Cellular has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, U.S. Cellular believes that the impact of income taxes cannot be reasonably predicted; therefore, U.S. Cellular is unable to provide such guidance.

		Actual Results
	2020 Estimated Results	Three Months Ended March 31, 2020	Year Ended December 31, 2019
(Dollars in millions)
Net income (GAAP)	N/A	$72	$133
Add back:
Income tax expense	N/A	4	52
Income before income taxes (GAAP)	$80-$205	$76	$185
Add back:
Interest expense	110	24	110
Depreciation, amortization and accretion expense	690	177	702
EBITDA (Non-GAAP)[1]	$880-$1,005	$277	$997
Add back or deduct:
(Gain) loss on asset disposals, net	20	4	19
(Gain) loss on sale of business and other exit costs, net	—	—	(1)
Adjusted EBITDA (Non-GAAP)[1]	$900-$1,025	$281	$1,015
Deduct:
Equity in earnings of unconsolidated entities	165	45	166
Interest and dividend income	10	4	17
Other, net	—	1	—
Adjusted OIBDA (Non-GAAP)[1]	$725-$850	$231	$832

[1]
EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. U.S. Cellular does not intend to imply that any such items set forth in the reconciliation above are non-recurring, infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of U.S. Cellular’s operating results before significant recurring non-cash charges, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of U.S. Cellular’s financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, and gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income before income taxes. Additional information and reconciliations related to Non-GAAP financial measures for March 31, 2020, can be found on U.S. Cellular’s website at investors.uscellular.com.

Conference Call Information
U.S. Cellular will hold a conference call on May 1, 2020 at 9:00 a.m. Central Time.

▪	Access the live call on the Events & Presentations page of investors.uscellular.com or at
https://www.webcaster4.com/Webcast/Page/1145/34504

▪	Access the call by phone at (833) 968-2187, conference ID: 1267888.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.uscellular.com. The call will be archived on the Events & Presentations page of investors.uscellular.com.
About U.S. Cellular
United States Cellular Corporation provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to customers with 4.9 million connections in 21 states. The Chicago-based company had 5,500 full- and part-time associates as of March 31, 2020. At the end of the first quarter of 2020, Telephone and Data Systems, Inc. owned 83 percent of U.S. Cellular. For more information about U.S. Cellular, visit uscellular.com.
Contacts
Jane W. McCahon, Senior Vice President - Corporate Relations and Corporate Secretary of TDS
312-592-5379
jane.mccahon@tdsinc.com

Julie D. Mathews, IRC, Director - Investor Relations of TDS
312-592-5341
julie.mathews@tdsinc.com
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the impact, duration and severity of the COVID-19 pandemic; intense competition; the ability to execute U.S. Cellular’s business strategy; uncertainties in U.S. Cellular’s future cash flows and liquidity and access to the capital markets; the ability to make payments on U.S. Cellular indebtedness or comply with the terms of debt covenants; impacts of any pending acquisitions/divestitures/exchanges of properties and/or licenses, including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transactions and the financial impacts of such transactions; the ability of the company to successfully manage and grow its markets; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings of U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; pending and future litigation; changes in income tax rates, laws, regulations or rulings; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of wireless devices, or the mix of services and products offered by U.S. Cellular. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by U.S. Cellular to furnish this press release to the Securities and Exchange Commission, which are incorporated by reference herein.

The impact of the COVID-19 pandemic on U.S. Cellular's business is uncertain, but depending on its duration and severity it could have a material adverse effect on U.S. Cellular's business, financial condition or results of operations.

The impact of the recent global spread of COVID-19 on U.S. Cellular's future operations is uncertain. Public health emergencies, such as COVID-19, pose the risk that U.S. Cellular or its associates, agents, partners and suppliers may be unable to conduct business activities for an extended period of time and/or provide the level of service expected. U.S. Cellular's ability to attract customers, maintain adequate supply chain and execute on its business strategies and initiatives could be negatively impacted by this outbreak. Additionally, COVID-19 has caused and could continue to cause increased unemployment, economic downturn and credit market deterioration, all of which could negatively impact U.S. Cellular. The extent of the impact of COVID-19 on U.S. Cellular's business, financial condition and results of operations will depend on future circumstances, including the severity of the disease, the duration of the outbreak, actions taken by governmental authorities and other possible direct and indirect consequences, all of which are uncertain and cannot be predicted.

For more information about U.S. Cellular, visit:
U.S. Cellular: www.uscellular.com

United States Cellular Corporation
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Retail Connections
Postpaid
Total at end of period	4,359,000	4,383,000	4,395,000	4,414,000	4,440,000
Gross additions	132,000	170,000	163,000	137,000	137,000
Feature phones	2,000	2,000	3,000	5,000	4,000
Smartphones	88,000	128,000	121,000	97,000	98,000
Connected devices	42,000	40,000	39,000	35,000	35,000
Net additions (losses)	(26,000)	(12,000)	(19,000)	(26,000)	(32,000)
Feature phones	(10,000)	(11,000)	(11,000)	(10,000)	(13,000)
Smartphones	(10,000)	13,000	9,000	(1,000)	(1,000)
Connected devices	(6,000)	(14,000)	(17,000)	(15,000)	(18,000)
ARPU[1]	$47.23	$46.57	$46.16	$45.90	$45.44
ARPA[2]	$122.92	$120.99	$119.87	$119.46	$118.84
Churn rate[3]	1.21%	1.38%	1.38%	1.23%	1.26%
Handsets	0.95%	1.11%	1.09%	0.97%	0.99%
Connected devices	3.11%	3.44%	3.44%	3.01%	3.08%
Prepaid
Total at end of period	494,000	506,000	510,000	500,000	503,000
Gross additions	57,000	63,000	70,000	61,000	61,000
Net additions (losses)	(12,000)	(3,000)	9,000	(2,000)	(13,000)
ARPU[1]	$34.07	$34.11	$34.35	$34.43	$33.44
Churn rate[3]	4.67%	4.40%	4.03%	4.20%	4.92%
Total connections at end of period[4]	4,903,000	4,941,000	4,957,000	4,967,000	4,995,000
Market penetration at end of period
Consolidated operating population	31,292,000	30,740,000	31,310,000	31,310,000	31,310,000
Consolidated operating penetration[5]	16%	16%	16%	16%	16%
Capital expenditures (millions)	$236	$243	$170	$195	$102
Total cell sites in service	6,629	6,578	6,554	6,535	6,506
Owned towers	4,184	4,166	4,123	4,116	4,106

[1]
Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:

•	Postpaid ARPU consists of total postpaid service revenues and postpaid connections.

•	Prepaid ARPU consists of total prepaid service revenues and prepaid connections.

[2]	Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.

[3]	Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.

[4]	Includes reseller and other connections.

[5]	Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total population of consolidated operating markets as estimated by Nielsen.

United States Cellular Corporation
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended March 31,
	2020	2019	2020 vs. 2019
(Dollars and shares in millions, except per share amounts)
Operating revenues
Service	$762	$741	3%
Equipment sales	201	225	(10)%
Total operating revenues	963	966	–

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	180	176	2%
Cost of equipment sold	217	233	(7)%
Selling, general and administrative	335	326	3%
Depreciation, amortization and accretion	177	169	5%
(Gain) loss on asset disposals, net	4	2	72%
(Gain) loss on sale of business and other exit costs, net	—	(2)	N/M
(Gain) loss on license sales and exchanges, net	—	(2)	N/M
Total operating expenses	913	902	1%

Operating income	50	64	(22)%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	45	44	3%
Interest and dividend income	4	6	(33)%
Interest expense	(24)	(29)	19%
Other, net	1	—	(86)%
Total investment and other income	26	21	23%

Income before income taxes	76	85	(11)%
Income tax expense	4	27	(86)%
Net income	72	58	24%
Less: Net income attributable to noncontrolling interests, net of tax	1	4	(69)%
Net income attributable to U.S. Cellular shareholders	$71	$54	30%

Basic weighted average shares outstanding	86	86	–
Basic earnings per share attributable to U.S. Cellular shareholders	$0.82	$0.63	30%

Diluted weighted average shares outstanding	88	88	(1)%
Diluted earnings per share attributable to U.S. Cellular shareholders	$0.81	$0.62	31%
N/M - Percentage change not meaningful

United States Cellular Corporation
Consolidated Statement of Cash Flows
(Unaudited)
	Three Months Ended March 31,
	2020	2019
(Dollars in millions)
Cash flows from operating activities
Net income	$72	$58
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	177	169
Bad debts expense	33	24
Stock-based compensation expense	7	9
Deferred income taxes, net	52	17
Equity in earnings of unconsolidated entities	(45)	(44)
Distributions from unconsolidated entities	24	18
(Gain) loss on asset disposals, net	4	2
(Gain) loss on sale of business and other exit costs, net	—	(2)
(Gain) loss on license sales and exchanges, net	—	(2)
Other operating activities	—	1
Changes in assets and liabilities from operations
Accounts receivable	55	31
Equipment installment plans receivable	23	(10)
Inventory	(50)	(15)
Accounts payable	97	56
Customer deposits and deferred revenues	(10)	7
Accrued taxes	(49)	11
Accrued interest	9	9
Other assets and liabilities	(57)	(52)
Net cash provided by operating activities	342	287

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(315)	(107)
Cash paid for licenses	(26)	(1)
Cash received from investments	—	2
Cash paid for investments	(1)	(1)
Cash received from divestitures and exchanges	—	31
Advance payments for license acquisitions	—	(135)
Other investing activities	—	(1)
Net cash used in investing activities	(342)	(212)

Cash flows from financing activities
Repayment of long-term debt	(2)	(5)
Repurchase of Common Shares	(21)	—
Distributions to noncontrolling interests	(1)	(1)
Net cash used in financing activities	(24)	(6)

Net increase (decrease) in cash, cash equivalents and restricted cash	(24)	69

Cash, cash equivalents and restricted cash
Beginning of period	291	583
End of period	$267	$652

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	March 31, 2020	December 31, 2019
(Dollars in millions)
Current assets
Cash and cash equivalents	$258	$285
Accounts receivable, net	930	1,010
Inventory, net	212	162
Prepaid expenses	58	50
Income taxes receivable	96	46
Other current assets	22	20
Total current assets	1,576	1,573

Licenses	2,502	2,471

Investments in unconsolidated entities	469	447

Property, plant and equipment, net	2,268	2,207

Operating lease right-of-use assets	902	900

Other assets and deferred charges	534	566

Total assets	$8,251	$8,164

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	March 31, 2020	December 31, 2019
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$6	$8
Accounts payable	328	304
Customer deposits and deferred revenues	139	148
Accrued taxes	27	30
Accrued compensation	47	76
Short-term operating lease liabilities	109	105
Other current liabilities	66	79
Total current liabilities	722	750

Deferred liabilities and credits
Deferred income tax liability, net	559	507
Long-term operating lease liabilities	865	865
Other deferred liabilities and credits	327	319

Long-term debt, net	1,503	1,502

Noncontrolling interests with redemption features	11	11

Equity
U.S. Cellular shareholders’ equity
Series A Common and Common Shares, par value $1 per share	88	88
Additional paid-in capital	1,636	1,629
Treasury shares	(92)	(70)
Retained earnings	2,620	2,550
Total U.S. Cellular shareholders’ equity	4,252	4,197

Noncontrolling interests	12	13

Total equity	4,264	4,210

Total liabilities and equity	$8,251	$8,164

United States Cellular Corporation
Financial Measures and Reconciliations
(Unaudited)
Free Cash Flow

	Three Months Ended March 31,
	2020	2019
(Dollars in millions)
Cash flows from operating activities (GAAP)	$342	$287
Less: Cash paid for additions to property, plant and equipment	315	107
Free cash flow (Non-GAAP)[1]	$27	$180

[1]
Free cash flow is a non-GAAP financial measure which U.S. Cellular believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment.